SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported):  October 30, 2002


                            PAYSTAR CORPORATION
            (Exact Name of Registrant as Specified in Charter)


NEVADA                        000-32197           86-0885565
(State or Other Jurisdiction  (Commission         (IRS Employer
of Incorporation)             File Number)        Identification No.)


1110 WEST KETTLEMAN LANE, SUITE 48, LODI, CA      95240
(Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code:  (209) 339-0484


ITEM 5.  OTHER EVENTS

     On or about October 30, 2002, PayStar Corporation entered into a Securities Purchase Agreement with La Jolla Cove Investors, Inc. The agreement provides for the sale by PayStar of an 8 3/4% Convertible Debenture in the aggregate principal amount of $100,000. In connection with the transaction PayStar issued a Warrant to purchase common shares of PayStar. Both the Debenture and the Warrant are convertible into common shares of PayStar. So long as the Debenture is outstanding, no dividends can be declared or paid by PayStar. PayStar also granted registration rights to register the shares issuable upon the conversion of the Debenture and the exercise of the Warrants. The Closing of the transaction occurred on November 5, 2002.

     The Debenture is due and payable on October 30, 2004. Interest payments are due on the 15th day of each month commencing December 15, 2002. The Debenture may be converted by the holder, in whole or in part, into common shares of PayStar at the following rate: The amount of the Debenture to be converted divided by the conversion price, which is equal to the lesser of (i) $0.50, or (ii) 80% of the average of the five lowest market prices during the 20 trading days

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prior to the election to convert.  If the registration statement has not been declared effective by February 27, 2003, 120 days following October 30, 2002, then the applicable rate shall be decreased by 3% for each month or partial month occurring after this deadline. The Debenture also provides a penalty if the registration statement is not declared effective by the deadline. The holder of the Debenture may immediately require repayment of 150% of the principal amount of the Debenture. If the holder does not accelerate payment of the Debenture in such circumstance, PayStar is required to issue 50,000 shares to the holder and pay $15,000 for each 30-day period, or portion thereof, that the registration statement is not declared effective, increasing to $20,000 for each 30-day period after the first 90-day period.

     The Warrant grants La Jolla Cove Investors the right to purchase the number of shares of PayStar's common stock equal to 10 times the number of shares of common stock issued to La Jolla Cove Investors from time to time pursuant to the conversion of the Debenture. The exercise price of the Warrants is the lesser of (i) $0.50; (ii) the price paid to convert the corresponding portion of the Debenture; or (iii) 80% of the average of the five lowest market prices during the 20 trading days prior to the election to exercise. If the registration statement is not declared effective by February 27, 2003, then the discount multiplier will decrease by 3% for each month or partial month occurring after the deadline that the registration statement has not been declared effective by the SEC.

     The Registration Rights Agreement grants registration rights to the holders of the shares issuable upon conversion of the Debenture and the Warrant. PayStar has agreed to file such registration statement as soon as practicable. All expenses of the registration process shall be paid by PayStar, except underwriting discounts and commissions.

ITEM 7.  EXHIBITS

     The following exhibits are attached to this report:

     10.27 Securities Purchase Agreement dated October 30, 2002, with La Jolla Cove Investors, Inc., as amended by letter agreement dated October 30, 2002

     10.28 8 3/4% Convertible Debenture dated October 30, 2002, issued to La Jolla Cove Investors, Inc.

     10.29 Warrant Certificate dated October 30, 2002, issued to La Jolla Cove Investors, Inc.

     10.30 Registration Rights Agreement dated October 30, 2002, with La Jolla Cove Investors, Inc.

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PayStar Corporation

Date: November 22, 2002            /s/ William D.  Yotty
                                   William D. Yotty, Chief Executive
                                   Officer

Date: November 22, 2002            /s/ Harry T.  Martin
                                   Harry T. Martin, Chief Financial Officer
                                   and Principal Accounting Officer



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